UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GO PUBLIC ACQUISITION CORPORATION I
(Exact name of registrant as specified in its charter)

Nevada	6770	26-3593335
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2000 Banks Road, Suite 213D
Margate, Florida 33063
(954) 968 – 1238
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Business Filings Incorporated
6100 Neil Road, Suite 500
Reno, Nevada 89511
(800) 981 – 7183
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

WITH COPIES TO:

Samuel E. Whitley
Whitley Law Group, P.C.
1001 South Dairy Ashford, Suite 100
Houston, Texas 77077
(281) 668 – 9200  Telephone
(281) 668 – 9201  Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum
Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share (1)	Aggregate Offering (1)	Registration Fee
Common Stock, $0.00001 par value:
To be transferred by selling stockholders:
As gifts to family and friends	3,000,000	$0.00001	$30	$0.00	(3)
In resale transactions (2)	50,000,000	$0.012	$600,030	$33.48
Total	50,000,000		$600,030	$33.48

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)
If the selling price of the shares to be offered in resale transactions exceeds $0.012 per share, we will recalculate the registration fee pursuant to Rule 457 and pay an additional fee at the time of our post-effective amendment.

(3)	Less than $0.01.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement relates to a continuous and integrated offering of securities that will commence on the effective date of this registration statement and terminate upon the closing of an acquisition transaction. This series of related transactions will require the use of at least two different forms of prospectus:

•
Our first prospectus is included in this registration statement and will be delivered to each person who receives gift shares from our sole stockholder. This prospectus will also be used in connection with our discussions with potential targets and the selling stockholders’ discussions with owners of a target and other participants in an acquisition.

•
Our second prospectus will be included in a post-effective amendment to this registration statement that will be filed when an acquisition becomes probable. The second prospectus will be used to finalize the terms of the acquisition.

We do not intend to engage in detailed discussions with potential targets until our sole shareholder complete the gift share distribution. In the event that a material acquisition becomes probable during any period when offers and sales are being made, we will immediately suspend the offering and promptly file a post-effective amendment containing the information specified by Form S-1 and the applicable Industry Guides, including audited financial statements of the target and related pro forma financial information.

The information in this prospectus is not complete and may be changed. We have filed a Form S-1 registration statement with the Securities and Exchange Commission but that registration statement has not yet been declared effective. Our officers may not distribute the gift shares until our registration statement is declared effective. This prospectus is not an offer to sell any of our securities and it is not soliciting an offer to buy any of our securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED ______________, 2009

GO PUBLIC ACQUISITION CORPORATION I
Common Stock

We are a “blank check company” as defined in Securities and Exchange Commission Rule 419. This is an initial public distribution of our common stock. We have registered this distribution under the Securities Act of 1933 (the “Securities Act”) for the purpose of creating a “public shell” that will attempt to effect a merger, capital stock exchange or similar transaction with an operating business. We refer to mergers, capital stock exchanges and similar transaction as “acquisitions” and we refer to acquisition candidates as “targets.” Our efforts to identify targets and negotiate acquisitions will not be limited to a particular industry. We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all.

This prospectus describes a continuous and integrated offering of up to 50,000,000 shares of our common stock. All of these shares are being sold by our sole shareholder, Go Public LLC, and we will not receive any of the proceeds from this offering. Our sole shareholder will be considered an underwriter under the Securities Act for purposes of this offering.

Once this registration statement is deemed effective, our sole shareholder may gift up to 3,000,000 shares to family members, friends and business acquaintances (the “donees”). The remainder of the shares registered in this offering will be sold to a target company and/or its shareholders in order to effect a business combination. Our sole shareholder will sell these shares and will be entitled to all proceeds from the sale. No proceeds from the sale will belong to the Company.

This offering is subject to Rule 419 and our officers will promptly deposit all gift shares that they transfer to donees in escrow with Escrow, LLC. We refer to this escrow as the “Rule 419 escrow.” The stock deposited in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate an acquisition, comply with the disclosure and reconfirmation requirements of Rule 419, and close the acquisition.

Our shares do not trade on any national securities exchange and we do not intend to apply for trading on any exchange.

We will promptly file a post-effective amendment to this registration statement once an acquisition becomes probable or once we have executed an agreement to acquire a target company.

There has never been a public market for our shares and the resale or other transfer of gift shares will be prohibited until we have closed an acquisition. There is no assurance a market will ever develop.

If we are unable to negotiate a suitable acquisition, comply with Rule 419 and close the transaction within 18 months from the effective date of our registration statement, our sole shareholder will unwind the gift share distribution, we will withdraw our registration statement and the donees will have no interest in our company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our shares are extremely speculative. The business plan described in this prospectus involves a very high degree of risk. See “Risk Factors” beginning on page 4.

The date of this prospectus is _______________, 2009.

The gift share distribution is subject to the requirements of Securities and Exchange Commission Rule 419. We reserve the right to withdraw, cancel or modify the distribution described in this prospectus at any time.

TABLE OF CONTENTS

Prospectus Summary		6
Summary Financial Information		7
Risk Factors		8
Risks for All Stockholders		8
•	Even if we negotiate and close an acquisition, an active, stable, liquid and sustained public market for the post-acquisition company’s shares may never develop.	8
•	Our management does not have experience seeking acquisition targets.	8
•	We will compete with a variety of special acquisition companies, public shells and other entities that have a business plan similar to ours and it may be more difficult for us to do so.	8
•	You will not be able to sell your gift shares until we complete an acquisition.	8
•	Our sole shareholder expect the gift share distribution to significantly increase the value of its remaining shares, which means that it will indirectly benefit from their gifts.	9
•	Our reconfirmation offering will be a “take it or leave it” proposition.	9
•	We do not intend to comply with the corporate governance standards that apply to exchange listed issuers until we complete an acquisition.	9
•	All of our officers are engaged in other business activities and will face conflicts of interest in allocating their time among their various business affairs.	9
•	If we lose the services of our officers, we may be unable to pay the fees of other professionals.	9
•	We expect an acquisition to result in a change in control and our officers will not have any power to influence future decisions of the post-acquisition company.	9
•	We have registered all of our authorized shares.	9
•	Our regulatory status may make an acquisition more complex and expensive.	10
•	There has never been a public market for our shares and such a market may never develop.	10
•	After completion of an acquisition, our shares may be subject to the SEC’s penny stock regulations, which would discourage brokers from effecting transactions in those shares.	10
Additional Risks for Owners of Potential Targets		10
•	A transaction with our company may not be less expensive than an IPO.	10
•	You should not consider a transaction with our company if you need additional capital or will require additional capital within 12 to 18 months.
•	If you enter into a transaction with our company, you will be subject to certain restrictions and limitations under applicable SEC rules.	10
•	Our shares will not automatically qualify for an immediate listing on a national securities exchange, and unless successor management implements appropriate corporate governance practices, our shares may never qualify for such a listing.	10
•	The holders of gift shares are likely to be “sellers” and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.	11
•	Successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market.	11
•	Compliance issues will require substantial time and expense.	11
Forward-Looking Statements		11
Rule 419 Considerations		11
Use of Proceeds		14
Determination of Offering Price		14
Dilution		14
Selling Stockholders		14
Plan of Distribution		14
Description of Securities		16
Experts		17
Our Proposed Business		17
Property		21
Legal Matters		21
Financial Statements		22

Management’s Discussion and Analysis of Financial Condition and Plan of Operations	30
Management	30
Security Ownership of Certain Beneficial Owners and Management	32
Certain Relationships and Related Transactions	32
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	33
Where You Can Find Additional Information	33

PROSPECTUS SUMMARY

You should read this entire prospectus carefully. Our shares are extremely speculative and our business plan involves a very high degree of risk. See “Risk Factors” beginning on page 4.

Go Public Acquisition Corporation I (the “Company, “we”, “us”, or “our company”) is a “blank check company” organized under the laws of the State of Nevada on September 4, 2008. Our principal executive office is located at 2000 Banks Road, Suite 213D, Margate, Florida 33063. Our telephone number is (954) 968-1238. We do not have an Internet Web site.

We have not engaged in any substantive business activities to date, and we have no specific plans to engage in any particular business in the future. Our sole business purpose is to effect a merger, capital stock exchange or similar transaction with a presently unidentified operating business that wants to become a publicly held company. We are registering this offering of stock pursuant to the Securities Act in order to become publicly traded.

We believe that the owners of a target may conclude that an acquisition transaction with our company is a reasonable alternative to an initial public offering or “IPO.” Our belief is based on our general market conditions and general discussions with others involved in the capital markets. We have not commenced our search for a target and will not restrict our search to any particular industry. There can be no assurance that we will be able to identify a suitable target or negotiate an acquisition on terms acceptable to our officers.

Our Capitalization

We have authorized capital of 50,000,000 shares of common stock, $0.00001 par value. We have issued all of these shares to our sole stockholder, Go Public LLC, for par value. Our sole shareholder is registering these shares for resale in connection with a business combination. None of the proceeds of this offering will go to the Company.

The Distribution

Gift share distribution. Our sole shareholder will give 3,000,000 shares of stock to family members, friends and business acquaintances selected by it. The selection of donees will be an arbitrary process and our sole shareholder will consider a variety of personal factors during the selection process.

Acquisition share distribution. The shares registered in this offering will remain in escrow until a target company is identified. When a target company is identified, our sole shareholder will sell all or substantially all of its stock to the target company or its shareholders in order to consummate the acquisition. Our sole shareholder’s sale of its shares will result in a change in control of the Company, with the purchasers of Go Public’s shares becoming the controlling shareholders of the Company.

If we are unable to negotiate a suitable acquisition, comply with Rule 419 and close the transaction within 18 months from the original effective date of our registration statement, our sole shareholder will unwind the gift share distribution, we will withdraw our registration statement and the donees will have no interest in our company.

Rule 419 Requirements

The gift share distribution is subject to Rule 419, promulgated under the Securities Act. Our sole shareholder will deposit gift shares in the Rule 419 escrow as the individual donees accept their proposed gift and complete a gift share acceptance letter. Shares in the Rule 419 escrow will be held in trust for the benefit of the donees until we comply with the requirements of Rule 419 and close an acquisition. While donees will be entitled to exercise rights and privileges of stockholders while their gift shares are held in the Rule 419 escrow, they will not be able to sell or transfer any gift shares until we complete a reconfirmation offering and complete an acquisition.

We will file an amendment to our registration statement for the purpose of providing the information specified in Rule 419(e)(1) when an acquisition becomes probable. Within five days after the effective date of the amendment, we will deliver an updated prospectus to all donees, who will then be given between 20 and 45 days to decide whether they want to accept the reconfirmation offering and retain their shares, or reject the reconfirmation offering and surrender their shares to the founder who made the original gift.

Acquisition Plan

We will promptly begin our search for a target. Our officers will have broad discretion to structure an acquisition and negotiate terms for the issuance of acquisition shares and the sale of sole shareholder’ shares. The prospectus for our reconfirmation offering will disclose the material terms of the acquisition agreement and the sale of our sole shareholder’s shares.

We do not have a target under consideration and we do not plan to limit our search for a target to any particular industry or sector.

In connection with an acquisition, a target may ask us to change our name, implement a forward or reverse split or otherwise modify our capital structure to facilitate the target’s planned expansion and future financing activities. We are likely to agree to reasonable structural changes proposed by a target.

No Established Market

There has never been a public market for our shares. Even if we complete an acquisition, our shares may not qualify for an immediate listing on a national securities exchange. Shares of companies that do not qualify for such a listing are usually quoted on the OTC Bulletin Board or reported in the OTC Pink Sheets. The markets for Bulletin Board and Pink Sheet securities are often illiquid and the prices of such securities are frequently volatile. There is no assurance that an active, stable and sustained market for our shares will ever develop.

SUMMARY FINANCIAL INFORMATION

Statement of Operations Data

The following table presents summary results of operations data from our inception on September 4, 2008 until December 31, 2008, the end of our fiscal year. This information is qualified in its entirety by our financial statements.

Year Ended
December 31, 2008
Net revenue	$—
Organization costs	(486)
Operating expense	—
Net loss	$(486)
Net loss per share	$(0.00)
Shares outstanding	50,000,000

Balance Sheet Data

The following table presents summary balance sheet data as of December 31, 2008, together with as adjusted information that gives pro forma effect to anticipated registration and operating costs; anticipated additional capital contributions; and the completion of the gift share distribution. The information is qualified in its entirety by our financial statements.

As of December 31, 2008 (Audited)
Current assets	$500

Total assets	$500

Total Liabilities	$175

Common stock	$500
Additional paid-in capital	$311
Deficit accumulated during the development stage	$(486)
Total stockholders’ equity	$325

RISK FACTORS

Our business involves a high degree of risk. We believe that common stock in a blank check company is one of the most speculative investments you can own. You should carefully consider the following risk factors together with the other detailed information in this prospectus.

Risks for all Stockholders

Even if we negotiate and close an acquisition, an active, stable, liquid and sustained public market for the post-acquisition company’s shares may never develop.

The public market for our shares will depend on the target company with which we merge. If the target company does not satisfy the listing standards of a major exchange, then you may only be able to trade your shares through the OTC Bulletin Board (“OTCBB”) or the Pink Sheets, both of which are quotation services. If we do not qualify for trading on a major exchange and our shares trade only on the OTCBB or Pink Sheets, then sale prices are likely to be volatile and the market for such shares may not be liquid or sustained. Therefore, even if we close an acquisition, an active, liquid, stable and sustained public market for our shares may never develop.

Our management does not have experience seeking acquisition targets.

Our management has experience in the securities industry and securities and corporate law; however, none of our management has ever chosen an acquisition target or negotiated an acquisition on a principal basis. This lack of experience may mean that our management will not negotiate an acquisition on the most favorable terms. In any event, there can be no assurance that we will negotiate or close an acquisition at all.

We will compete with a variety of special acquisition companies, public shells and other entities that have a business plan similar to ours and it may be more difficult for us to compete effectively.

The term “shell company” is broad enough to include special acquisition companies (“SPACs”) that conduct IPOs for the purpose of raising a large capital pool that can be used to purchase assets or companies; unsuccessful public companies that have no substantial assets; companies that have voluntarily registered their shares under the Securities Exchange Act of 1934 (the “Exchange Act”); blank check companies like ours; and other acquisition-oriented companies that are not registered with the SEC. We will compete with a variety of entities that have business plans similar to ours, including SPACs, which have the substantial financial resources that our company lacks. SPACs may be able to provide shareholders of potential targets with immediate liquidity and may offer potential targets specialized executive management expertise. Because of the intense competition among shell companies, there is no assurance that we will be able to compete effectively, or negotiate, document and close a transaction within the 18-month window specified in Rule 419. If we cannot negotiate and close a timely acquisition, our sole shareholder will unwind the gift share distribution and we will withdraw our registration statement. In that event, you will have no interest in our company.

You will not be able to sell your gift shares until we complete an acquisition.

All gift shares will be deposited in the Rule 419 escrow and held in trust until we negotiate an acquisition, comply with the requirements of Rule 419 and close the transaction. You will not be able to sell or transfer any of your gift shares until we have closed an acquisition and the escrow agent has delivered stock certificates to you.

Our sole shareholder expects the gift share distribution to significantly increase the value of its remaining shares, which means that it will indirectly benefit from its gifts.

Upon completion of the gift share distribution, we will be a publicly held blank check company with a shareholder base. This shareholder base will likely make it easier for the post-acquisition company to obtain a listing on the OTCBB, the Pink Sheets, or a national securities exchange. Our sole shareholder believes this status will make our company attractive to potential targets and significantly increase the value of its remaining shares.

Our reconfirmation offering will be a “take it or leave it” proposition.

We must conduct our reconfirmation offering when we negotiate an acquisition where the fair value of the target exceeds $480,000. If we negotiate an acquisition, file a post-effective amendment and then conduct an unsuccessful reconfirmation offering, our sole shareholder will unwind the gift share distribution and we will withdraw our registration statement. Rule 419 only requires that our prospectus disclose the reconfirmation threshold negotiated by our company and a target. In the event that the threshold is not met and the gift share distribution is unwound, the donees will have no interest in our company. Therefore, our reconfirmation offering will be a “take it or leave it” proposition, and your individual decision to accept the reconfirmation offering may be overruled by other donees who reject the reconfirmation offering or fail to respond.

We do not intend to comply with the corporate governance standards that apply to exchange listed issuers before we complete an acquisition.

 Upon completion of the gift share distribution, Go Public LLC will own 94% of our voting stock and have both the executive power and voting control to approve all corporate actions without your consent. We do not have any independent directors or an audit committee to review related party transactions. We do not intend to comply with the corporate governance standards that apply to exchange listed issuers before we complete an acquisition and there can be no assurance that the post-acquisition company will fully comply with such standards after an acquisition.

All our officers are engaged in other business activities and will face conflicts of interest in allocating their time among their various business affairs.

Our officers are not required to devote any specific amount of time to our business. Each of our officers is actively involved in other business activities and they will face conflicts in allocating their time among their various business interests. Such conflicts may delay or prevent us from effecting an acquisition.

If we lose the services of our officers, we may be unable to pay the fees of other professionals.

James Vogel has agreed to serve as our president and Samuel Whitley has agreed to serve as our secretary and treasurer without compensation. Mr. Vogel and Mr. Whitley will represent us in connection with an acquisition and assist in the preparation of the required post-effective amendment to our registration statement. Neither Mr. Vogel nor Mr. Whitley will receive any compensation from us in connection with these services, though they will have an interest in our success due to their indirect shareholdings and business arrangements. If Mr. Vogel or Mr. Whitley are unavailable because of conflicting work demands or otherwise fail to provide needed services, we may be unable to retain other professionals to perform the work because we do not have sufficient resources to pay substantial professional fees.

We expect an acquisition to result in a change in control and our officers will not have any power to influence future decisions of the post-acquisition company.

As stated earlier, an acquisition will result in a change in control of the Company. Once an acquisition is consummated, our current officers and directors will resign, and the target company’s management will appoint new directors and officers. There is no assurance that we will be able to negotiate appropriate agreements relating to corporate governance, exchange listing, after-market support and similar matters in connection with an acquisition. There is no assurance that any terms we negotiate will be effective. If successor management does not implement appropriate corporate governance practices and devote sufficient resources to listing the post-acquisition company’s shares on a national securities exchange and developing and promoting a public market, you may be unable to sell your shares at any price.

We have registered all of our authorized shares.

We have registered all of the shares authorized by our corporate charter. If we determine that it is necessary to issue additional shares, then we will have to amend our charter with the State of Nevada. We do not intend on issuing additional shares before consummating an acquisition; however, if we do consummate an acquisition, management of the combined company may wish to issue additional shares. If the Company’s new management decides to issue additional shares, then the Company will have to amend its charter. This corporate action will require a shareholder vote, and the Company will have to obtain proxies from shareholders asking them to vote on the proposed amendment. Obtaining proxies is an expensive and time-consuming process.

Our regulatory status may make an acquisition more complex and expensive.

 As a blank check company, we are required to file a post-effective amendment to this registration statement at any time when an acquisition becomes probable or upon the execution of an acquisition agreement. This post-effective amendment must contain all of the information required in an initial registration statement for the target company. As a result, a merger or acquisition with us may be more complex and expensive than a merger or acquisition with another company.

There has never been a public market for our shares and such a market may never develop.

No market makers have expressed any interest in our company, and we do not intend to engage in discussions with potential market makers until we have negotiated an acquisition. There has never been a public market for our shares, and a market for the shares of the post-acquisition company may never develop. If an active public market does not develop, you may be unable to resell your shares at any price.

After completion of an acquisition, our shares may be subject to the SEC’s penny stock regulations, which would discourage brokers from effecting transactions in those shares.

SEC Rule 3a51-1 defines a “penny stock” as any equity security that is not listed on a national securities exchange and has a bid price of less than $5 per share. Even if we complete an acquisition, there is no assurance that the penny stock rules will not apply to our shares. Before effecting an open market transaction that is subject to the penny stock rules, a broker-dealer must determine that the purchaser is a suitable investor; deliver certain disclosure materials to the purchaser and receive the purchaser's written approval. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from buying penny stocks. Restrictions on the ability of broker-dealers to recommend our stock could make it more difficult for our stockholders to sell their shares, may decrease liquidity, adversely affect prevailing prices and make it difficult or impossible for you to use our shares as collateral.

Additional Risks for Owners of Potential Targets

A transaction with our company may not be less expensive than an IPO.

We do not have any substantial financial resources or meaningful access to additional financing. We will pay the expenses associated with filing the post-effective amendment and conducting the reconfirmation offering if your company engages in a transaction with us. However, the target company must already have prepared audited financial statements for inclusion in these documents at its own expense.

A transaction with our company will not automatically give you immediate access to the capital markets. You cannot assume that additional capital will be available solely because you are publicly traded.

If you enter into a transaction with our company, you will be subject to certain restrictions and limitations under applicable SEC rules.

The SEC has promulgated a series of special rules for private companies that enter into transactions with shell companies like ours that have no significant assets. If you enter into a transaction with our company, those rules will limit your ability to engage in certain activities and enjoy certain privileges for a significant period of time. For example, our company will be unable to register stock on Form S-8, which is typically used to register the offering and sale of shares pursuant to employee option plans, until 60 days after the closing of an acquisition. We will also be an “ineligible issuer” under the Securities Act for a period of three years after the closing of an acquisition, which means that we will not be able to use certain streamlined registration procedures, including those that permit the use of free writing prospectuses, permit incorporation by reference from other SEC filings, define safe harbors from “gun-jumping” rules and provide other benefits to “well-known seasoned issuers.”

Our shares will not automatically qualify for an immediate listing on a national securities exchange, and unless successor management implements appropriate corporate governance practices and meets other requirements, our shares may never qualify for such a listing.

Even if our company completes an acquisition that satisfies the public float, operating history, stockholders’ equity, net income and market capitalization standards for a national securities exchange, we must also comply with the applicable distribution, minimum price and corporate governance standards. Accordingly, our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and wait to apply for a national securities exchange listing until all of the applicable listing standards have been satisfied. There can be no assurances that our shares will ever qualify for listing on a national securities exchange.

The holders of gift shares are likely to be “sellers” and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.

Once shares are released from the Rule 419 escrow, there will be no restrictions on their trading or sale. If you enter into a transaction with us, donees are likely to be willing to sell gift shares at a price that is significantly less than the minimum price required for a national securities exchange listing because the donees will have no money at risk in our company. Therefore, the market may have to absorb a substantial number of outstanding gift shares before the prevailing market price stabilizes.

Successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market.

Once an acquisition is completed, our sole shareholder does not plan to be actively involved in the post-acquisition company’s affairs. Our sole shareholder does not intend to participate in future fundraising activities, offer unsolicited advice on future management decisions, assist in the promotion of the post-acquisition company’s stock or exercise any other control or influence over the activities of successor management. Therefore, successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market. If successor management fails to devote adequate time and resources to that effort, any market that does develop is likely to be short-lived and volatile. If an active and liquid trading market does not develop, the market price for the post-acquisition company’s shares will decline and those price declines are likely to be permanent.

Compliance issues will require substantial time and expense.

Once a company becomes publicly traded, it is subject to a host of laws and regulations. For instance, the Company must file detailed quarterly and annual reports with the SEC and must report specific events on Form 8-K with the SEC. Compliance with these laws and regulations can consume considerable resources. The amount of management time and resources devoted to compliance can be disproportionate to the benefits of being a publicly traded company.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements and information on a number of topics, including:

•	Our goals, our business plan and the availability of suitable targets;

•	Our ability to locate a suitable target, conduct an adequate due diligence investigation and negotiate a reasonable acquisition;

•	Our ability to execute our business plan in compliance with the requirements of Rule 419;

•	The potential development of a public trading market for the post-acquisition company’s shares; and

•	Other topics that can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe” and other similar words.

These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, donees and owners of targets should be aware that we can provide no assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

RULE 419 CONSIDERATIONS

We are a “blank check company,” as defined in Rule 419. Our business plan may be described as a “blind pool” because neither you nor we know what the business of our company will be. This section explains the requirements of Rule 419 and describes the procedures we will implement to comply with the rule.

Introduction to Rule 419

Blank check companies have been used in the past as vehicles for fraud and manipulation in the penny stock market. As a result, Congress enacted Section 7(b) of the Securities Act, which provides for heightened disclosure obligations and certain substantive rights for investors in blank check offerings. Pursuant to Section 7(b), the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

•	Depositing at least 90% of any net offering proceeds in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

•	Depositing all securities distributed to the public in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

•	Conducting a reconfirmation offering for the purpose of giving public stockholders an opportunity to review and consider detailed prospectus disclosure concerning a proposed acquisition;

•	Giving each public stockholder an opportunity to either approve the proposed acquisition and retain his shares; or reject the proposed acquisition and unwind his share acquisition transaction;

•	Unwinding individual transactions with any public stockholders that do not approve the reconfirmation offering in writing; and

•
Unwinding the public distribution in its entirety if a specified percentage of the public stockholders do not approve the reconfirmation offering, or if an acquisition is not closed within 18 months from the original effective date of our registration statement.

Rule 419 Documentation Requirements

Our registration statement. Our registration statement relates to a continuous and integrated offering of securities that will commence on the date of this prospectus and terminate upon the closing of an acquisition. This series of related transactions will require the use of at least two different forms of prospectus:

•
This document is our first prospectus. It will be delivered to each donee in connection with the gift share distribution and it will also be used in connection with our preliminary discussions with potential targets and our sole shareholder’ preliminary discussions with owners of a target and other participants in a potential acquisition.

•
Our second prospectus will be included in a post-effective amendment to our registration statement that will be filed when an acquisition agreement is executed. The second prospectus will be used to finalize the terms of the acquisition; formally offer acquisition shares to the owners of the target; and formally offer acquisition shares to owners of a target and other participants in an acquisition.

We do not intend to engage in detailed discussions with potential targets until our sole shareholder complete the gift share distribution. In the event that a material acquisition becomes probable during any period when offers and sales are being made, we will immediately suspend the offering and promptly file a post-effective amendment containing the information specified by Form S-1 and the applicable Industry Guides, including audited financial statements of the target and related pro forma financial information.

Information Requirements for Targets. We must file a post-effective amendment to our registration statement and conduct a reconfirmation offering when an acquisition becomes probable. We cannot consider a transaction with a target that cannot provide all information specified by Form S-1 and the applicable Industry Guides, including audited financial statements. While the information required for our post-effective amendment is not materially different from the information that would be required in connection with any merger involving a shell company and a private company, Rule 419 requires a pre-transaction filing under the Securities Act instead of a post-transaction filing under the Exchange Act.

Description of Escrow Arrangements

Rule 419 applies to every registration statement filed by a blank check company, including issuer transactions and the resale of outstanding securities. In compliance with the applicable requirements of Rule 419, we have established a segregated Rule 419 escrow with Escrow, LLC. Since our sole shareholder will not receive money, property or other consideration from any donee, there will be no offering proceeds that can be deposited in the Rule 419 escrow.

Gift Shares. When a gift share transaction is completed, our sole shareholder will promptly deposit those shares in the Rule 419 escrow. All gift shares deposited in the Rule 419 escrow will be registered in the names of the donees and may be in either certificated or un-certificated form. The gift shares will be held in trust for the sole benefit of the donees until we negotiate an acquisition, comply with the disclosure and reconfirmation requirements of Rule 419 and hold a final closing. While gift shares are held in the Rule 419 escrow, donees will be entitled to all of the voting and other rights of stockholders of our company. However, gift shares deposited in the Rule 419 escrow may not be sold or transferred by donees, except upon death or pursuant to a qualified domestic relations order.

Acquisition Shares. The remaining shares belonging to our sole shareholder after the gift share distribution will remain in escrow with the escrow agent. Once we have negotiated an acquisition, the target company (or its shareholders) will be required to pay into escrow the amount negotiated for the shares to be sold. Once the required amount of consents is received from shareholders in the reconfirmation offering, the escrow agent will release the consideration paid for the shares and the stock certificate(s) for the shares purchased.

Reconfirmation Offering

Rule 419 requires us to amend our registration statement and conduct a reconfirmation offering as soon as an acquisition becomes probable. We will take the following steps to ensure compliance with Rule 419:

•
When we negotiate an acquisition, we will sign a preliminary agreement with a target that is contingent on obtaining all necessary approvals and subject to the completion of our reconfirmation offering;

•
When our sole shareholder negotiates agreements for the sale of its shares, the target and our sole shareholder will sign agreements that are contingent on the completion of our reconfirmation offering and subject to the closing of an acquisition;

•
When conditional agreements have been signed by all necessary parties, we will file an amendment to our registration statement that provides the information required by Rule 419(e)(1)(i)-(iii), together with other appropriate disclosures;

•
Before we conduct our reconfirmation offering, we will deliver a current prospectus to each stockholder of the target and each donee. If the transaction terms are accepted and agreed to by all necessary parties on the target’s side of the transaction, we will execute definitive contracts that are only subject to the successful completion of our reconfirmation offering;

•	After executing the definitive contracts, we will deliver a final prospectus to each donee and conduct our reconfirmation offering; and

•
Upon successful completion of our reconfirmation offering, we will hold a final closing of the acquisition transaction, our sole shareholder will hold final closings of their agreements with transferees and we will distribute a prospectus supplement to describe the completed acquisition and the date of closing.

In connection with our reconfirmation offering, each donee will be given at least 20 and not more than 45 days to consider the reconfirmation offering terms and make a decision. Each donee will then be required to either approve the terms of our reconfirmation offering in writing and retain the gift shares, or reject the terms of our reconfirmation offering and return the gift shares to our sole shareholder.

Rule 419 requires us to treat a donee’s failure to respond to our reconfirmation offering as a rejection of the reconfirmation offering. If a donee fails to respond in a timely manner, his gift share transaction will be unwound and his gift shares will be returned to our sole shareholder. If a specified percentage of the donees do not approve the terms of our reconfirmation offering in writing, our public distribution will be unwound in its entirety and the proposed transaction will be abandoned.

If we successfully complete our reconfirmation offering and close an acquisition, we will deliver a notice of completion to the escrow agent. This notice will include a copy of our final prospectus and identify the donees that approved the terms of our reconfirmation offering in writing. Upon receipt of this notice, the escrow agent will release the donees’ stock certificates from the Rule 419 escrow. Promptly thereafter, we will file a prospectus supplement that indicates the number of shares released from the Rule 419 escrow and the date of such release.

USE OF PROCEEDS

We will not receive any proceeds from the gift share distribution or the sale of sole shareholder’ shares. Our sole shareholder will receive cash or other property in exchange for shares offered in this offering. Since we have not identified a potential target and an acquisition may be structured as a merger, capital stock exchange, asset acquisition, stock purchase or similar transaction with a domestic or foreign company, it is impossible to specify the nature of the property we may receive in exchange for acquisition shares or predict the value of such property.

 Our sole shareholder will not receive any money, property or other consideration in connection with the gift share distribution.

DETERMINATION OF OFFERING PRICE

For Gift Shares

We have decided to gift shares to family members, friends, and business acquaintances rather than sell them. As a result, we determined that the offering price for these shares is the par value of the Company’s stock because no consideration is being provided for these shares.

We will become a publicly held blank check company as a direct result of the gift share distribution. This shareholder base will likely make it easier for the post-acquisition company to obtain a listing on the OTCBB or the Pink Sheets. Our sole shareholder believes this status will make our company attractive to potential targets and significantly increase the value of their remaining shares. Because of the complexities involved in soliciting investors and accounting for investor funds under Rule 419, our sole shareholder has decided to simply distribute gift shares to family members, friends and business acquaintances. Therefore, our sole shareholder will indirectly benefit from its gifts.

For Acquisition Shares

The offering price for the shares to be acquired in an acquisition will be the subject of negotiation with our sole stockholder. For purposes of this registration statement, we have assumed that the aggregate offering price for all of our sole shareholder’s stock is $600,000, or $0.012 per share. We determined this amount based upon informal discussions with contacts in the blank check industry.

The actual amount of stock that our sole shareholder sells in an acquisition may be less than all, and the per share amount may be less or more than our estimate depending on our negotiations with the owners of a target company. The aggregate price negotiated with a target company’s owners will be set forth in our post-effective amendment. The price negotiated with the owners of a target company may not bear a reasonable relationship to the future trading price of the post-acquisition company’s shares.

DILUTION

On December 31, 2008, our working capital balance was $325, which equates to a net tangible book value of $0.00001 per share. The gift share distribution will not change the net tangible book value of our shares because our sole shareholder will transfer shares that it presently owns.

We cannot predict whether a future acquisition will dilute the net tangible book value of our shares, but we believe such an outcome is unlikely. If appropriate, the prospectus for our reconfirmation offering will include detailed dilution disclosures.

SELLING STOCKHOLDERS

All of the shares registered in this offering are to be sold by Go Public LLC, our sole stockholder. None of the proceeds of this offering will belong to the Company.

The Managing Member of Go Public LLC is our president and a director. Go Public LLC owns 100% of the stock of our company, and Go Public LLC is registering for resale all of its shares in connection with a potential acquisition. We are unable to determine how many shares Go Public LLC will sell at this time. In our post-effective amendment, we will disclose the number of shares that Go Public LLC will be selling.

PLAN OF DISTRIBUTION

While this prospectus describes a continuous and integrated offering of securities that will commence on the initial effective date of our registration statement and terminate upon the closing of an acquisition transaction, there are two distinct components to our plan of distribution. In general, our plan of distribution contemplates that:

•	Our sole shareholder will distribute the gift shares on its own behalf without the assistance of a registered broker-dealer; and

•	Our sole shareholder will negotiate the sale of its remaining shares on its own behalf without the assistance of a registered broker-dealer.

Our sole shareholder, Go Public LLC, will be considered an underwriter with respect to all shares registered in this registration statement. Our sole shareholder has already purchased from our company all shares being sold by means of this prospectus.

The Managing Member of Go Public LLC is our president and a director.

We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all. If our sole shareholder decides that a registered broker-dealer can most efficiently coordinate and manage a proposed acquisition, they and we may enter into a transaction specific underwriting agreement. In that event, will be required to identify the underwriter and disclose all material terms of the plan of distribution in the post-effective amendment for our reconfirmation offering. We will also be required to include copies of all relevant agreements as exhibits. We have no present plans to engage an underwriter to coordinate and manage a proposed acquisition.

Gift Share Distribution

Our sole shareholder will give 3,000,000 shares of stock to family members, friends and business acquaintances selected by it. The selection of donees will be an arbitrary process and each of our sole shareholder will consider a variety of personal factors during the selection process.

Our sole shareholder will deposit all gift shares in the Rule 419 escrow. The shares held in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate an acquisition and comply with the disclosure and reconfirmation requirements of Rule 419. Donees will not be able to sell or otherwise transfer gift shares until we close an acquisition.

Distribution Upon Negotiation of an Acquisition

The remaining shares (or some portion thereof) held by our sole shareholder will be sold to the shareholders of a private company that wishes to become publicly traded. Our sole shareholder will negotiate with target companies on an individual basis for the purchase price of these shares. The amount of shares sold and the purchase price are unknown at this time. Our sole shareholder may decide to retain a certain amount of its shares depending on its negotiations with the target company.

If a material acquisition becomes probable at any time, we will promptly file a post-effective amendment to our registration statement that contains the information required by Rule 419, Form S-1 and applicable SEC regulations.

Subject to the limits described in this prospectus, our officers will have broad discretion to structure an acquisition and establish terms for the issuance of acquisition shares. All material terms of a proposed acquisition will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed acquisition will be disclosed in the prospectus for our reconfirmation offering.

Underwriter Compensation

Our sole shareholder will not be receiving any commission or other type of compensation during the gift share distribution. Once an acquisition is consummated, our sole shareholder will receive compensation from the sale of some or all of its shares to the owners of the target company. Our sole shareholder will not earn any commissions from us during either part of the plan of distribution.

Other Expenses of Issuance And Distribution

The following table sets forth summary information on the expenses that we expect to incur in connection with the registration of our securities and the gift share distribution. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering. All of these expenses will be paid by our sole stockholder and will not be reimbursed by the Company.

Total
Estimated
Expenses
SEC registration fee	$25
Accounting fees and expenses	$1,500
Rule 419 escrow agent fees	$1,500
Printing and postage	$1,100
Miscellaneous expenses	$1,500
Total Offering Costs	$5,625

Management Arrangements

Pursuant to a joint venture agreement between Go Public LLC, our sole stockholder, and Whitley Law Group, P.C., our legal counsel, Mr. Vogel and Mr. Whitley are to be appointed directors of all blank check companies that Go Public LLC forms.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.00001. All of these shares are issued and outstanding as of the date of this prospectus.

Common Stock

Our stockholders are entitled to cast one vote per share all matters that are voted on by stockholders. There is no cumulative voting or classification with respect to the election of directors, which means that holders of more than 50% of our stock can elect all of the directors in any given election. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. Our common stock is nonassessable, which means that once the subscription price is paid, the Company may not require stockholders to invest additional monies.

Dividend Policy

There is no restriction in our corporate charter which prevents us from paying cash dividends. However, Nevada law prevents corporations from paying dividends if, after giving effect to the distribution: (i) the corporation will be unable to pay its debts as they come due; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus any amounts required to be paid to preferential shareholders.

We have never paid cash dividends and do not intend to pay cash dividends in the foreseeable future. After we have consummated an acquisition, our ability to pay cash dividends will be governed by the financial condition of the target company, management’s willingness to distribute such dividends, and Nevada corporate law. The post-acquisition company may be unable to pay cash dividends for an extended period of time, if ever.

Resale Limitations

Donees will not be able to sell, pledge or otherwise transfer gift shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has released their stock certificates from the Rule 419 escrow.

EXPERTS

Our legal counsel, Whitley Law Group, P.C., has a joint venture agreement with Go Public LLC pursuant to which Whitley Law Group is entitled to fifty percent (50%) of the proceeds of sale of Go Public’s shares in the Company.

OUR PROPOSED BUSINESS

Overview. We are a blank check company. Our goal is to effect a merger, stock exchange, asset acquisition or similar transaction with a domestic or foreign business on terms that will give our stockholders a reasonable share of the increased value that ordinarily arises when a company makes the transition from private to public ownership. We do not have a target under consideration. We have not engaged in any substantive business to date and we have no plans to engage in any particular business in the future. We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all. We will not limit our search to a particular industry or geographic area.

 The two most common ways for a private company to “go public” are a traditional IPO or a transaction with a shell company. Over the last decade, as IPO’s have become increasingly costly, many companies that want to become publicly held have decided that a shell transaction is a reasonable IPO alternative. We believe an IPO is the best choice for companies that need substantial additional capital. However, we also believe a significant number of companies can derive substantial benefit from a well-structured and carefully implemented shell transaction.

 Shell companies. SEC regulations generally define the term “shell company” to include any company that has registered its stock under the Exchange Act and:

•	Has no substantial operations; and

•	Has no substantial assets; or

•	Has substantial assets that are principally held in cash and cash equivalents.

Implicit in the definition is the existence of shares that can be lawfully resold by current stockholders without further registration under the Securities Act.

In general, the SEC’s definition of “shell company” is broad enough to include:

•	Newly-formed SPACs that conduct IPOs for the purpose of raising a large capital pool that can be used to purchase assets or companies;

•	Unsuccessful public companies that have no substantial remaining assets;

•	Companies that voluntarily register their outstanding securities under the Exchange Act and have no clear business plans or substantial assets;

•	Blank check companies like ours that conduct registered stock offerings under Rule 419; and

•	Reporting companies that have specific business plans but otherwise fall within the definition.

In addition, other acquisition-oriented companies that are not registered with the SEC are often referred to as shell companies. We will compete with a wide variety of entities that have a business plan similar to ours. Because of the intense competition among acquisition-oriented companies, there is no assurance that we will be able to compete effectively for an attractive acquisition, or negotiate, document and close a transaction within the 18-month window specified in Rule 419. If we cannot negotiate and close a timely acquisition, our sole shareholder will unwind the gift share distribution and we will withdraw our registration statement. In that event, you will have no interest in our company.

Shell transactions. The basic premise of a shell transaction is that a private company can combine with a shell company, and the resulting enterprise will have both the business attributes of the private company and the public company attributes of the shell company. Some of the more common business reasons for private companies to engage in shell transactions include:

•	Providing an exit mechanism for owners that want to retire or implement a succession plan;

•	Providing an exit mechanism for current or potential investors who require a measure of liquidity;

•	Establishing a market value in preparation for a planned expansion that will require additional capital;

•	Increasing total stockholder value by transforming a private company into a public company;

•	Creating an “alternative currency” (i.e. publicly traded shares) that can be used for acquisitions; and

•	Facilitating equity-based compensation for management and employees.

While the SEC’s definition of the term shell company is broad, public shells are not fungible commodities and each type of shell has its own characteristics, strengths and weaknesses. In cases where a target can effectively deploy substantial amounts of new capital or the target’s shareholders are seeking to immediately sell their shares in the target to an acquiror, a SPAC is usually the best alternative. In cases where management is willing to accept the risks of an entity that previously operated another business, an unsuccessful public company may be an acceptable alternative. In many other cases, a blank check company like ours may be the best choice.

SPACs distinguished. SPACs are companies whose business plan is to raise capital in a public offering, and then use the capital raised to acquire an operating business. SPACs are similar to blank check companies in that they register their securities with the SEC; publicly distribute their shares; and use the proceeds to acquire another business. However, SPACs are not subject to Rule 419 because their offerings are structured so as to raise sufficient funds so as to avoid Rule 419 and also because their shares are often listed for trading on a national securities exchange.

SPACs are designed to serve as acquisition vehicles for businesses that need and can effectively use a large capital infusion. Our company, in contrast, is designed to help adequately financed small companies make the transition from private to public ownership while leaving control in the hands of the target’s current stockholders and management.

IPOs distinguished. A private company that wants to conduct an IPO must file a registration statement with the SEC and then sell its stock in a public offering. The process is expensive and time consuming, but it can be a very effective way for a private company to raise capital and usually increases the book value of the shares held by the private company’s existing shareholders. In contrast, a shell transaction does not generate additional capital and usually reduces the book value of the existing stockholders’ shares.

We believe an IPO is preferable if a private company needs additional capital. But where a well-financed private company wants to go public for reasons other than a current need for additional capital, we believe it is important for the management and owners to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe the management and owners of a private company may want to consider before deciding between an IPO and a shell transaction.

Characteristics of IPO market	Characteristics of shell market

An IPO generates substantial cash, significantly dilutes the ownership interest of insiders and usually increases the book value per share of a company’s stock.	Shell transactions do not generate substantial cash, do not significantly dilute the ownership interest of insiders, and do not increase the book value of a company’s stock.

The IPO market can be “trendy,” and if a company is not in a “hot” industry it can be difficult to conduct an IPO.	The shell market is not focused on current market trends.

Secondary markets develop rapidly, are generally liquid and there is usually a good balance between sellers and buyers.	Secondary markets develop slowly, liquidity is often a problem and supply and demand imbalances are not uncommon.

The IPO market is sensitive to market conditions and IPOs are frequently aborted or delayed at a late stage.	The shell market is less sensitive to market conditions and there is less risk of an eleventh hour delay.

IPOs are usually underwritten by a broker-dealer or investment bank, which provides greater credibility to the offering.	A company can become publicly traded without the expense and delay of obtaining an underwriter for an IPO.

Our company distinguished. The generic term “public shell” can be used to describe any existing company that has no substantial business and outstanding stock that may be lawfully resold by current stockholders without further registration under the Securities Act. Within this broad definition, there are substantial differences in the structure, value, flexibility and overall utility of public shells. While it is possible that a company could be “public” yet have shareholders who are not able to freely sell their shares without further registration under the Securities Act, we do not believe that such companies would be viable competitors of ours. The factors that distinguish our blank check company from most available competitive public shells include:

Control Status	Our structure is designed to leave up to 94% of the post-acquisition company’s shares in the hands of the target’s current shareholders to minimize their potential dilution.

Securities Act Registration
We have registered the acquisition shares under the Securities Act and our target’s unaffiliated shareholders will have the same rights to sell shares after an acquisition as our unaffiliated shareholders. There are very few public shells that can offer a reasonable prospect of short-term liquidity to a target’s minority shareholders.

Simple Due Diligence
Our company was organized for the sole purpose of acting as a blank check shell, our documentary history is simple, and the bulk of our corporate activities have been and will be documented in our SEC filings.

No Potential Liabilities
Since we have not engaged in any prior operations and the donees will not invest money in our business, we believe the potential for third party liabilities is minimized, whether such liabilities arise from breach of contract, Securities Act liabilities, tort claims, environmental and other statutory liabilities or otherwise.

Contemporaneous Market Listing
Private companies that are considering shell transactions typically view trading status as a critical factor because many companies have encountered problems in getting a market listing after a shell transaction. Since our stock cannot trade until we close an acquisition, we believe the national securities exchanges are likely to apply the same standards they would in connection with an IPO and process a listing application while the SEC is reviewing the post-effective amendment for our reconfirmation offering.

Broad and Even Stock Distribution
Our structure is designed to create a pool of stockholders and provide an even distribution of stock ownership for a target company that wishes to go public. We believe our structure will help targets avoid problems that frequently arise when a few stockholders control large blocks of stock. Unlike many public shells, target companies can have a high degree of confidence that our shareholder lists are accurate and our shares are widely and optimally dispersed.

Inherent Structural Flexibility
Since Rule 419 requires that we conduct a reconfirmation offering before closing an acquisition, we will have a far greater capacity to easily implement a variety of structural changes that are often necessary in shell transactions. These change include but are not limited to:

	•	Implementing a name change;

	•	Accommodating a target’s desires with respect to forward or reverse share splits;

	•	Adjusting the percentage interests of various transaction participants;

	•	Implementing appropriate equity compensation plans;

	•	Implementing lock-up, dribble out or other trading restrictions;

	•	Ceding control to a board and management team selected by the target; and

	•	A range of other details that might be constrained in other shell transactions.

As a blank check company, we cannot predict the specific changes that a target might require in connection with an acquisition transaction. However, all required structural changes will be fully disclosed in our reconfirmation offering prospectus.

In developing a structure for our blank check company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. Therefore, we believe our blank check company will enjoy a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that potential targets will find our structure more desirable than competitive shells.

Selecting a Target

We have not taken any measures to identify or solicit proposals from potential targets and we do not know when we will engage in such a transaction, if at all. We also believe a variety of other sources like attorneys, broker-dealers, investment bankers and venture capitalists may bring potential targets to our attention. Such introductions may result in either solicited or unsolicited proposals. We have not engaged any agents or other representatives for the purpose of identifying potential targets and we will not enter into any exclusive relationships with professionals that specialize in business acquisitions. However, we may agree to work with such professionals on a non-exclusive basis.

In evaluating potential targets, our sole shareholder’s main concerns will be locating a target willing and able to pay a substantial amount of cash for its shares and the potential success of the post-acquisition company in the public market.

Business Diversification is Unlikely

Rule 419 will require us to conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the business or assets to be acquired exceeds 80% of the estimated value of the maximum number of shares included in our registration statement, or $480,000.

We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

Structuring an Acquisition

We will attempt to negotiate an acquisition whereby our sole shareholder will sell its shares to the shareholders of a privately owned company for cash, stock in the combined company, or some combination thereof.

There is no assurance that we will be able to negotiate an acquisition of a target that has sufficient operating history, stockholders’ equity and net income to satisfy the applicable listing standards of a national securities exchange. Even if the quantitative standards are met, a national securities exchange may require us to establish a trading history before considering a listing application. Therefore, our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and the post-acquisition company may be required to wait to apply for a listing on a national securities exchange until all applicable listing standards are met. Under the circumstances, there is no assurance that the post-acquisition company’s shares will ever qualify for listing on a national securities exchange.

No Right to Approve Specific Terms

We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close an acquisition. As a result, gift share donees will have no effective voice in decisions made by management and will be entirely dependent on management’s judgment in the selection of a target and the negotiation of the specific terms of an acquisition.

Under Nevada law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed acquisition.

Rule 419 does not give stockholders voting rights that they do not otherwise possess under Nevada law. If we successfully negotiate an acquisition, the transaction will be presented to our stockholders as an integrated whole. Each gift share donee will then be required to make an independent decision about whether he wants to remain a stockholder. If a donee does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If the requisite percentage of donees does not reconfirm their subscriptions in writing, we will not close a proposed acquisition.

Rule 419 does not require that a specific percentage of the gift share donees accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of our reconfirmation offering establish a relatively low reconfirmation threshold, gift share donees will not necessarily be able to rely on the collective business judgment others in making their decisions.

Competition

We expect to encounter intense competition from other entities that have similar business objectives. Some potential competitors have significant resources that will be available for use following an acquisition. Others have outstanding warrants that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors may possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This may be viewed as a competitive disadvantage in negotiations with potential targets.

Facilities, Employees and Administration

We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete an acquisition. We do not own any equipment and do not intend to purchase or lease any equipment until we complete an acquisition. Our business is currently operated out of the offices of our president and secretary and treasurer without compensation or reimbursement. We believe that the facilities and services provided by our management will be adequate for our needs until we complete an acquisition.

We do not have any employees. Our executive officers are not employees and they are not required to devote any specific amount of time to our business. We do not intend to hire any employees until we close an acquisition.

Periodic Reporting and Audited Financial Statements

Rule 419(f)(1) will require us to furnish stockholders audited financial statements for the first full fiscal year of operations following the consummation of an acquisition. After the effectiveness of this registration statement, we will be required to file annual and quarterly reports, proxy statements and other reports with the SEC before and after the acquisition.

No Established Public Market

There has never been a public market for our shares. We have no outstanding options, warrants, or convertible securities. We have no securities that could be sold pursuant to Rule 144 under the Securities Act. The Company is registering for resale in this offering all shares held by our sole stockholder.

Even if we complete an acquisition, the post-acquisition company’s shares are not likely to qualify for an immediate listing on a national securities exchange. At present, the securities of public companies that do not qualify for listing on a national securities exchange are usually quoted on the OTC Bulletin Board or reported in the Pink Sheets. These markets are frequently illiquid and volatile.

We have not engaged in discussions or negotiations with potential market makers. We will not approach any market makers until an acquisition is completed. We will not take any steps to seek a listing for our shares until the stock certificates are released from the Rule 419 escrow. We do not intend to use consultants or advisors to negotiate with potential market makers or promote an active trading market. Our sole shareholder and their respective affiliates will not recommend, encourage or advise donees to open brokerage accounts with any broker-dealer. Donees will make their own decisions regarding whether to hold or sell their gift shares.

As of the date of this prospectus, there is only one holder of record of our shares.

PROPERTY

We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete an acquisition. We do not own any equipment and do not intend to purchase or lease any equipment until we complete an acquisition. Our business is currently operated out of the offices of our president and secretary and treasurer without compensation or reimbursement. We believe that the facilities and services provided by our management will be adequate for our needs until we complete an acquisition.

LEGAL MATTERS

We are not a party to any legal proceedings.

Whitley Law Group, P.C. has given us its opinion that the shares registered in this offering are issued and outstanding, duly authorized, validly issued, fully paid and nonassessable common stock in accordance with Nevada law. As stated earlier, Whitley Law Group, P.C. has a joint venture agreement with Go Public LLC pursuant to which Whitley Law Group is entitled to fifty percent (50%) of the proceeds of sale of Go Public’s shares in the Company.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Go Public Acquisition Corporation I

We have audited the accompanying balance sheet of Go Public Acquisition Corporation I (a development stage company) as of December 31, 2008, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from September 4, 2008 (inception) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go Public Acquisition Corporation I as of December 31, 2008, and the results of its operations, changes in stockholders' equity and cash flows for the period then ended and for the period from September 4, 2008 (inception) through December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas
April 5, 2009

GO PUBLIC ACQUISITION CORPORATION I
(A Development Stage Company)
Balance Sheet as of
December 31, 2008

ASSETS

Current Assets
Cash	$500
Total Assets	$500

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Account Payable - Related Party	$175

Total Liabilities	$175

Stockholders' Equity
Common Stock, $0.00001 par value, 50,000,000 shares issued and authorized	500
Additional Paid-in Capital	311
Deficit accumulated during the Development Stage	(486)

Total Stockholders' Equity	325

Total Liabilities and Stockholders' Equity	$500

The accompanying notes are an integral part of these financial statements.

GO PUBLIC ACQUISITION CORPORATION I
(A Development Stage Company)
Statement of Operations
Since inception (September 4, 2008 -December 31, 2008)

Revenues
Sales	$-

Total Revenue	-

Costs and Expenditures
Organizational Expenses (including professional fees)	486

Total Costs and Expenses	486

Net Loss	$(486)

Weighted Average Shares Outstanding	50,000,000

Loss per share - Basic and Diluted	$-

The accompanying notes are an integral part of these financial statements.

GO PUBLIC ACQUISITION CORPORATION I
(A Development Stage Company)
Statement of Stockholders’ Equity
Since inception (September 4, 2008 – December 31, 2008)

	Common	Par
	Stock	Value	Total	APIC	Deficit	Total
Balance, Beginning	—	$0.00001	$—	$—	$—	$—

Issuance of Shares to founder for cash	50,000,000	0.00001	500	—	—	500

Expenses paid by shareholder	—	—	—	311	—	311

Loss for the initial period	—	—	—	—	(486)	(486)

Balance, Ending	50,000,000	$0.00001	$500	$311	(486)	325

The accompanying notes are an integral part of these financial statements.

GO PUBLIC ACQUISITION CORPORATION I
(A Development Stage Company)
Statement of Cash Flows
Since inception (September 4, 2008 -December 31, 2008)

Cash Flows from Operating Activities:
Net Loss	$(486)
Changes in account payable - related party	175

Net cash used by operating activities	(311)

Cash Flows from Financing Activities:
Sale of common stock	500
Expense paid by shareholder	311

Net Cash Provided by Financing Activities	811

Net Increase in Cash	500

Cash at the beginning	-

Cash at the end	$500

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these financial statements.

GO PUBLIC ACQUISITION CORPORATION I
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -   Summary of Significant Accounting Policies

Organization

Go Public Acquisition Corporation I (the “Company”) was incorporated on September 4, 2008 in the State of Nevada. The Company is a “blank check company” formed as a vehicle to acquire or merge with a target business or company in a business combination. The Company’s fiscal year is the calendar year.

The Company has not yet generated revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.

Cash and Cash Equivalents

The Company considers all highly-liquid investments, including cash and money market funds, purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents at December 31, 2008.

Revenue Recognition

The Company will recognize revenue with the criteria of SAB 104 have been satisfied. To date there has been no revenue and no expectation of revenue in the near term.

Advertising Costs

Advertising costs will be charged to operations when incurred. The Company did not incur any advertising costs during the period ended December 31, 2008.

Income Taxes

The Company accounts for income taxes using the asset and liability method described in SFAS No. 109, “Accounting For Income Taxes”, the objective of which is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting and the tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. A valuation allowance related to deferred tax assets is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Loss Per Share

The computation of loss per share is based on the weighted average number of common shares outstanding during the period presented. There were no possible common stock equivalents at December 31, 2008 and therefore basic and diluted EPS are the same.

Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimates.

GO PUBLIC ACQUISITION CORPORATION I
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 -   Summary of Significant Accounting Policies (Continued)

Fair Value of Financial Instruments

The carrying value of cash, accounts payable and notes payable approximates fair value because of the immediate or short-term maturity of these financial instruments.

Research and Development

Research and development costs will be charged to expense as incurred. The Company did not incur any research and development costs during the period ended December 30, 2008.

Recently Enacted Accounting Standards

SFAS 157

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides a common definition of fair value and establishes a framework to make the measurement of fair value in generally accepted accounting principles more consistent and comparable. SFAS 157 also requires expanded disclosures to provide information about the extent to which fair value is used to measure assets and liabilities, the methods and assumptions used to measure fair value, and the effect of fair value measures on earnings. SFAS 157 is effective for the Company’s year end 2008, although early adoption is permitted. The Company currently has considered the effect of SFAS 157 on its financial statements to be not material.

The Company does not believe the impact of any newly released accounting pronouncements to be material to the financial statements.

NOTE 2 -   Going Concern

The Company is a development stage Company and has not commenced planned principal operations. The Company had no revenues, incurred a net loss of $486 for the period September 4, 2008 (inception) to December 31, 2008 and at fiscal year end had a working capital deficiency of $325. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

During the period September 4, 2008 (inception) to December 31, 2008, the Company relied on financing provided by its sole shareholder.

GO PUBLIC ACQUISITION CORPORATION I
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2 -   Going Concern (Continued)

The Company will continue to rely on its sole stockholder until such time as it consummates an acquisition. After consummation of an acquisition, the Company’s ability to continue as a going concern will depend on the financial condition of the target company.

If the Company does not consummate an acquisition with a target company with sufficient income and liquidity, then it is possible that the Company will be unable to operate as a going concern.

NOTE 3 -   Stockholders’ Equity

On October 28, 2008, the Company sold all of its authorized common stock, 50,000,000 shares ($0.00001 per share) to its sole stockholder for $500, or par value.

The Company’s common stock is the only class of stock authorized by its articles of incorporation.

NOTE 4 -   Related Party Transactions

From the period September 4, 2008 to December 31, 2008, all Company expenses were paid by the Company’s sole stockholder. These expenses were paid to another related party. In accordance with Staff Accounting Topic 1B, the Company realized these expenses and showed payment of the same by the Company’s sole stockholder as additional paid-in capital.

The Company is not obligated to repay these expenses and the Company’s principal stockholder has agreed not to seek such repayment.

NOTE 4 -   Subsequent Events

On February 17, 2009 the Company’s principal stockholder paid off the balance of the Company’s accounts payable that were outstanding as of December 31, 2008.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Financial Condition

We were incorporated in Nevada on September 4, 2008. Our sole shareholder, Go Public LLC, purchased 50 million shares of our common stock, which constitutes all of our authorized shares, for $500, or $0.00001 per share.

During the year ended December 31, 2008, we incurred $486 in organization costs, of which $311 were paid by our sole shareholder and accounted for as an additional capital contribution in 2008. During the fiscal year ended December 31, 2008, our efforts were focused on drafting our registration statement and planning our future activities.

We expect to incur approximately $1,545 in costs to register this offering. Our sole shareholder will pay these expenses.

We have no obligation to reimburse organization, operating and registration costs paid by our sole shareholder. In accordance with the requirements of SEC Staff Accounting Bulletin Topic 1B, all costs that are paid directly by our sole shareholder will be treated as additional capital contributions from the sole shareholder and the associated costs will be accounted for in accordance with our established accounting policies.

Liquidity and Capital Resources

We have limited liquidity. As of December 31, 2008, we have $500 in cash, which is our only asset. We do not contemplate access to additional liquidity until an acquisition is completed.

 Our sole shareholder will pay any operating expenses that we incur. These expenses will likely be related to Securities Act reporting requirements and searching for and negotiating with a potential target company.

Plan of Operations

We plan to devote substantially all of our time to searching for attractive acquisition opportunities and maintaining the Company’s status as a fully reporting company with the SEC. Any expenses incurred during this time will be borne by our sole shareholder and will not be reimbursed from the proceeds of the acquisition. As stated earlier, any expenses paid directly by our sole shareholder will be treated as additional capital contributions from our sole shareholder and the associated costs will be accounted for in accordance with our established accounting policies. We will not pay any cash compensation to our officers.

Rule 419 will require us to unwind our gift share distribution if we fail to negotiate an acquisition, complete our reconfirmation offering and close the transaction within 18 months from the effective date of our registration statement. Because our sole shareholder will pay all our operating expenses until the date of an acquisition, we believe our available cash resources will be adequate for our expected needs.

The SEC’s integration and general solicitation doctrines will preclude future private placement transactions until we complete our reconfirmation offering and close an acquisition. Therefore, we will be unable to obtain funds by selling additional securities. We have the corporate power to borrow money, but under our circumstances, credit is not likely to be available. Our sole shareholder may, but has no duty or obligation, to loan our company money. If we spend our available cash and cannot obtain additional financing, we will be forced to abandon our business plan. In that event, donees will have no interest in our company and our sole shareholder will incur substantial losses.

Off-Balance Sheet Arrangements

We do not have any off balance-sheet arrangements.

MANAGEMENT

The following table identifies our directors and executive officers.

Name	Age	Position
James Vogel	47	President, director
Samuel Whitley	32	Secretary, Treasurer, and director

The following is a brief account of the education and experience of our directors and executive officers.

James Vogel is managing member of Go Public LLC, a venture capital and enterprise incubation firm, since March 2005. From August 2002 to March 2005, Mr. Vogel was president of Advanced CEO Solutions, Inc., a privately held business consulting firm.

Samuel Whitley has been president of Whitley Law Group, P.C., a corporate and securities law firm located in Houston, Texas, since January 2003. Mr. Whitley represents several smaller publicly traded companies in their securities reporting matters and also represents privately held companies and investment funds in the areas of corporate and securities law, mergers and acquisitions, taxation, employment law, and commercial litigation.

Mr. Vogel and Mr. Whitley were appointed as directors pursuant to a joint venture agreement between Go Public LLC, our sole stockholder, and Whitley Law Group, P.C., our legal counsel. Pursuant to this agreement, Mr. Vogel and Mr. Whitley are to be appointed as directors of any shell companies that Go Public LLC forms. Whitley Law Group, P.C. has a joint venture agreement with Go Public LLC pursuant to which Whitley Law Group is entitled to fifty percent (50%) of the proceeds of sale of Go Public’s shares in the Company.

Executive Compensation

We were incorporated on September 4, 2008 and did not pay any direct or indirect cash compensation to any of our officers or directors during the year ended December 31, 2008. Our officers do not have written employment agreements with the Company and have agreed to serve without compensation until we close an acquisition.

We have no other employees and no other persons for which disclosure of executive compensation would be required under applicable SEC rules.

Potential Conflicts of Interest

Our officers and directors are not full time employees of our company and are actively involved in other business pursuits. They also intend to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officers and directors may compete with our company in the search for a suitable target.

In general, officers and directors of a Nevada corporation are obligated to exercise their powers in good faith and with a view to the interests of the corporation. In particular, under Nevada corporate law, officers and directors are required to bring business opportunities to the attention of a corporation if the corporation has an expectancy interest or property right in the opportunity.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and directors will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

Prior Involvement in Shell Transactions

None of our officers or directors has been an officer or director of a shell company.

Board Structure

Our board of directors may fix the number of directors by resolution, and the current board consists of two members. All of our current directors were appointed in connection with the organization of our company. The terms of our current directors will expire on the date of our 2009 annual meeting of stockholders. Until we effect an acquisition, our current board members will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Upon consummating an acquisition, our directors and officers will resign their positions and the target company will appoint new directors and officers. After consummating an acquisition, the board of directors may change the number of directors.

We do not have any independent directors.

Corporate Governance

We do not currently comply with the corporate governance standards that would be required if our shares were listed on a national securities exchange. In particular, we do not have any independent directors, we have not created an audit committee to review related party transactions and except as required by Rule 419, we do not intend to require formal stockholder approval of a proposed acquisition.

The implementation of corporate governance practices is a matter that will likely fall within the authority of successor management, and there can be no assurance that any terms we are able to negotiate will be properly implemented. If successor management fails to implement appropriate corporate governance practices, the post-acquisition company’s shares will not qualify for a listing on a national securities exchange.

Equity Compensation Plans

We have no equity compensation plans.

Outstanding Equity Awards at Fiscal Year End

We have no outstanding equity awards as of December 31, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information on the ownership of our shares at the date of this prospectus.

Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to the shares owned by them. The table provides information for each of our officers, directors and 5% stockholders; and for all our officers and directors as a group. Our only class of stock is common stock, $0.00001 par value per share.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Go Public LLC 2000 Banks Road, Suite 213D Margate, Florida 33063	50,000,000(1)	100%
James Vogel 2000 Banks Road, Suite 213D Margate, Florida 33063	-0-(2)	0%
Samuel Whitley 1001 South Dairy Ashford, Suite 100 Houston, Texas 77077	-0-(3)	0%
All Officers and Directors as a group (two persons)	50,000,000	100%

(1) As Managing Member of Go Public LLC, Mr. Vogel has full voting power for all shares owned by Go Public.
(2) As Managing Member of Go Public LLC, Mr. Vogel is entitled to 30% of all distributions made by Go Public.
(3) Pursuant to a joint venture agreement between Go Public LLC and Whitley Law Group, P.C., Whitley Law Group, P.C. has the right to acquire up to 50% of Go Public LLC’s stock for par value at any time before an acquisition takes place.

Each of our officers is a “promoter” of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the organization of our company, our sole shareholder, Go Public LLC, purchased all of our common stock (50,000,000 shares) at par value for $500, or $0.00001 per share. Go Public LLC will not be entitled to receive any additional interest in our company in consideration of any expenses they pay or any additional cash they contribute in the future. The Managing Member of Go Public LLC is our President, James Vogel.

No person or entity will be obligated to reimburse Go Public LLC for such expenses or additional contributions. All such expenses and contributions will be accounted for as additional capital contributions from our sole shareholder.

Pursuant to a joint venture agreement with our legal counsel, Whitley Law Group, P.C., said firm will receive 50% of the proceeds of the sale of Go Public LLC’s stock upon the consummation of an acquisition of the Company.

Both Go Public LLC and Whitley Law Group, P.C. are considered promoters under applicable SEC rules.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Nevada corporate law requires us to indemnify our officers and directors in certain circumstances and permits us to indemnify officers and directors in other circumstances. The indemnification provisions are sufficiently broad to provide protection against monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. The SEC believes the indemnification of directors, officers and control persons for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Form S-1 registration statement under the Securities Act with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this distribution and us. The registration statement and its exhibits can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov that contains our Form S-1 and other reports that we file electronically with the SEC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth summary information on the expenses that we expect to incur in connection with the registration of our securities and the gift share distribution. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering. All of these expenses will be paid by our sole stockholder and will not be reimbursed by the Company.

Total
Estimated
Expenses
SEC registration fee	$25
Accounting fees and expenses	$1,500
Rule 419 escrow agent fees	$1,500
Printing and postage	$1,100
Miscellaneous expenses	$1,500
Total Offering Costs	$5,625

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides for both mandatory and discretionary indemnification for directors, officers, employees, and agents of Nevada corporations. Section 78.7502 states:

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:
     (a) Is not liable pursuant to NRS 78.138; or
     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:
      (a) Is not liable pursuant to NRS 78.138; or
      (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Initial Stock Issuance

In connection with the organization of the Company, Go Public LLC purchased 50,000,000 shares of the Company for their par value for an aggregate of $500.

An exemption from registration under the Securities Act of 1933, as amended, is claimed for the above sale of common stock in reliance upon the exemption afforded by Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each purchaser was an active participant in the negotiations that ultimately led to the organization and initial capitalization of the issuer.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)   The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1	Certificate of Incorporation	Ex 3.1

3.2	By-Laws	Ex 3.2

4.1	Form of certificate evidencing shares of common stock	Ex 4.1

4.2	Escrow Agreement	Ex 4.2

4.3	Stock Escrow Agreement	Ex 4.3

4.4	Gift Share Acceptance Letter	Ex 4.4

5.1	Opinion of Whitley Law Group, P.C., regarding legality of common stock	Ex 5.1

10.1	Joint Venture Agreement between Go Public LLC and Whitley Law Group, P.C.	Ex 10.1

23.1	Consent of M&K CPAS PLLC	Ex 23.1

23.2	Consent of Whitley Law Group, P.C. (included in Exhibit 5.1)

(b)    Financial Statement Schedules.

Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17. UNDERTAKINGS

The registrant hereby undertakes:

 (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(ii)	The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv)	Any other communication that is an offer in the offering made by the registrant to the purchaser.

(5)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(6)   That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Margate, State of Florida, on the 10th day of April, 2009.

Go Public Acquisition Corporation I

/s/ JAMES VOGEL
James Vogel, President

/s/ SAMUEL WHITLEY
Samuel Whitley, Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES VOGEL
James Vogel	President, director	May 1, 2009

/s/ SAMUEL WHITLEY
Samuel Whitley	Secretary, Treasurer, director	May 1, 2009

GO PUBLIC ACQUISITION CORPORATION I

Common Stock

2000 Banks Road, Suite 213D
Margate, Florida 33063
(954) 968 – 1238

Until 90 days after the date when an acquisition has closed and our shares have been released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this distribution as underwriters, may be required to deliver a prospectus.